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                                    ALICO, INC.
                                Post Office Box 338
                              La Belle, Florida 33975

                                  PROXY STATEMENT

                                    SOLICITATION

                                                           November 9, 1998
                                                           La Belle, Florida

The Board of Directors of ALICO, INC. (the "Company") hereby solicits proxies to be used at the Annual Meeting of Stockholders of the Company to be held on December 1, 1998, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. Every proxy may be revoked at any time prior to the exercise thereof by any stockholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

It is anticipated that this proxy statement and accompanying notice, form of proxy card and the Company's Annual Report will be first sent to the stockholders of the Company on or about November 9, 1998.

                             VOTING SECURITIES

The Company has only one class of voting securities outstanding, its Common Stock, $1 par value per share of which 7,027,827 were outstanding as of October 19, 1998. Each share entitles the holder thereof to one vote. Only stockholders of record at the close of business on October 19, 1998 will be entitled to vote at the meeting or at any and all adjournments thereof.

Security ownership of certain beneficial owners and management as of October 19, 1998:

(a)  Beneficial Ownership of more than 5 percent of Voting Securities:

The following table sets forth certain information as of October 19, 1998, relating to the beneficial ownership of shares of Common Stock of the Company by any person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock of the Company. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company's Common Stock.


Name and Address of	    Amount and Nature of	   Percent of

  Beneficial Owner	    Beneficial Ownership	      Class

Ben Hill Griffin, III	        3,536,577 (1)	            50.32
P.O. Box 127
Frostproof, FL 33843

(1) Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc. (5851 West Charleston Blvd., Suite 1000, Las Vegas, NV 89102), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

(b)  Security Ownership of Management:

     Name of                   Amount and Nature of              Percent of
Beneficial Owner               Beneficial Ownership                 Class

Directors or Nominees              3,557,947 (1)                    50.63
(See "Nominees for Election
as Directors" for individual
shareholdings.)

All Directors and Executive 	     3,557,947 (1)                    50.63
Officers as a group (9 persons)

(1) Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc. (5851 West Charleston Blvd., Suite 1000, Las Vegas, NV 89102), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in fiscal 1998 were timely filed.

                       NOMINEES FOR ELECTION AS DIRECTORS

At the Annual Meeting nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. If any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place. A plurality of the votes received will elect each director.

The Board of Directors recommends that the stockholders vote FOR the proposal to elect the nine nominees listed below as Directors of the Company.

The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment (other than with the Company), has been furnished by each nominee.

                                                 Shares of Company
                              Position with         Common Stock
                             Company, if any,    Beneficially Owned
                              and Principal            as of        Percent
Nominee                 Age     Occupation        October 19, 1998  of Class

Ben Hill Griffin, III	 56  Chairman of the Board   3,536,577 (1)   50.3225
 Frostproof, Florida (2)      and Chief Executive
                              Officer. Chairman,
                              President and Chief
                              Executive Officer of
                              Ben Hill Griffin, Inc.
                              (citrus production and
                              packing, fertilizer
                              manufacturing and
                              ranching company).
                              Chairman of the Board
                              and Chief Executive Officer
                              of Orange-co, Inc.  Director
                              since 1973.

Richard C. Ackert	       56  President and Chief Executive  300	    .0043
 Fort Myers, Florida		Officer of SouthTrust Bank,
                              N.A./Southwest FL.
                              Director since October 7, 1998.

Jefferson C. Barrow, Jr. 69  Administrative Assistant       200       .0028
 Lake Wales, Florida		President and Treasurer
                              of Ben Hill Griffin, Inc.
                              Director since 1985.

William L. Barton	       59  Vice President, Alliance    10,400       .1480
 Naples, Florida              Financial Group of Southwest
                              Florida (since January 1998).
                              Various positions with Wilson,
                              Miller, Barton & Peek, Inc. (an
					engineering/planning firm),
                              February 1969 to January 1998.
                              Retired as Chairman and CEO,
                              December 31, 1997.  Director
                              since October 6, 1998.

Walker E. Blount, Jr.	 78  Business Advisor to Wright,  2,000	    .0285
 Bartow, Florida		      Walker & Company, P.A.
                              Director since 1973.

Ben Hill Griffin, IV	 30  Vice President, Ben Hill     3,800       .0541
 Frostproof, Florida (2)      Griffin, Inc. (since 8/25/94).
                              Fresh Fruit Division Manager,
                              Ben Hill Griffin, Inc.
                              (8/92 to 8/94).
                              Director since 1994.

K. E. Hartsaw	       72  Retired Partner of KPMG      1,000	    .0142
 Orlando, Florida		      Peat Marwick LLP. Partner
                              through 6/30/86. Consultant
                              with KPMG Peat Marwick LLP
                              7/1/86 through 6/30/91.
                              Director since 1991.

W. Bernard Lester	       59  President and Chief  	    3,620       .0515
 La Belle, Florida (3)		Operating Officer.
                              Director since 1987.

Thomas E. Oakley	       56  President, Oakley Transport,    50       .0007
 Winter Haven, Florida        Inc. (international food
                              transportation company).
                              Director since 1992.

(1) Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc. (5851 West Charleston Blvd., Suite 1000, Las Vegas, NV 89102), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.
(2) Mr. Griffin, III is father of Mr. Griffin, IV. No other nominees are related.
(3)  Dr. W. Bernard Lester is a director of Orange-co, Inc.





                       APPROVAL OF THE 1998 INCENTIVE EQUITY PLAN

The following is a summary of the terms of the Incentive Equity Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Approval of the 1998 Incentive Equity Plan

General. On November 3, 1998, the Board of Directors adopted the ALICO, INC. 1998 Incentive Equity Plan (the "Incentive Plan") subject to stockholder approval. The Incentive Plan is intended to provide participants with an opportunity to increase their stock ownership in the Company and to give them an additional incentive to achieve the Company's objectives. Officers, Board members and other key employees of the Company and its subsidiaries and affiliates who are responsible for the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates are eligible to receive stock option grants, stock appreciation rights ("SARs") and/or restricted stock awards under the Incentive Plan. 650,000 shares of the Company's Common Stock are reserved for awards under the Incentive Plan. No grants have been made to date under the Incentive Plan. The following is a summary of the terms of the Incentive Plan, which is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Administration. The Incentive Plan will be administered by the Board of Directors of the Company. The Board has full power to select, from among the officers, Board members and other key employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each award, subject to the provisions of the plan. The Board of Directors has the right at any time to terminate or amend the Incentive Plan, but no such action may terminate awards already granted or otherwise affect the rights of any participant under an outstanding award without the participant's consent.

Without stockholder approval, the Board may not amend the Incentive Plan to
(i) increase the total number of shares of stock subject to the plan, or
(ii) change or modify the class of eligible participants. The Board is authorized to make appropriate adjustments in connection with outstanding awards under the Incentive Plan to reflect stock dividends, stock splits, recapitalizations and similar events. In the event of a merger, liquidation or similar event, the Board in its discretion may provide for substitution of or an adjustment in, or may accelerate or adjust, such awards.

Stock Options. The Incentive Plan provides that options may be granted only to those individuals, Board members and employees whose participation the Board determines is in the best interest of the Company. The Company receives no consideration upon the granting of an option. The options may be granted either as incentive stock options (which qualify for certain favorable tax consequences for the offering, as discussed below), or as non-qualified stock options, but no options may be granted ten (10) years after the date the Incentive Plan was adopted by the Board.

The Board also determines the number of shares, the exercise price, the term, any conditions on exercise, the consequences of any termination of employment, and other terms of each option. In the case of an option intended to be an incentive stock option, the term of the option may not exceed ten years from the date of grant and the option price may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. With respect to non-qualified stock options, there is no limit on the term of the option, and the option price may be as low as 50% of fair market value per share on the date of grant. The option price is payable in full upon exercise, and payment may be made in cash, by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock.

In the discretion of the Board, options under the Incentive Plan may include a "reload option." A reload option, if included in the original option, would be triggered when an optionee pays the exercise price of all or a portion of the original option by delivering shares of Common Stock. In that event, the optionee would automatically be granted an additional option to acquire the same number of shares as had been delivered to pay such exercise price. The reload option would be subject to all of the terms and conditions of the original option, except that the option price per share would be equal to the fair market value of the Common Stock on the date the original option was exercised, and except that the Board could specify additional conditions or contingencies, such as continued employment by the Company or holding of the shares acquired upon exercise of the original option for a specified period of time.

Options granted under the Incentive Plan may not be transferred by an optionee other than by will or by the laws of descent and distribution.

Stock Appreciation Rights. The Board may also grant non-transferable SARs in conjunction with options, entitling the holder upon exercise to receive an amount in cash and/or Common Stock (as determined by the Board) equal in value to the increase since the date of grant in the fair market value of the Common Stock covered by such right. Each SAR will terminate upon the termination or exercise of the related option.

Restricted Stock. The Board may also award restricted stock subject to certain conditions set forth in the Incentive Plan and such other conditions and restrictions as the Board may determine which may include the attainment of performance goals and the payment of a purchase price which may be equal to or less than par value (and may be zero).

Prior to the lapse of restrictions on shares of restricted stock, the participant will have all rights of a stockholder with respect to such shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock (and the dividends on such shares) or specifically set forth in the participant's restricted stock award agreement.

A recipient of restricted stock must enter into a restricted stock award agreement with the Company, setting forth the restrictions to which such shares are subject and the date or dates on which the restrictions will lapse. The Board may permit such restrictions to lapse in installments within the restricted period or may accelerate or waive such restrictions at any time.

Shares of restricted stock are non-transferable and the Board will have the right to provide, in the event that a participant who holds shares of restricted stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, for the forfeiture of such restricted stock in exchange for the amount, if any, which the participant paid for them.

Certain Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to options or shares issued under the Incentive Plan, as based upon the Internal Revenue Code of 1986, as amended (the "Code"), as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees' federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Non-Qualified Options. A grantee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the grantee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the Common Stock acquired over the option exercise price. However, in the case of a person subject to the short swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, whose grant is exempted from matching thereunder pursuant to the six-month holding provision of Rule 16b-3(d)(3) (a "16b-3(d)(3) Person"), income is recognized, and such excess is determined by using the fair market value on the later of the date of exercise and the date six months after the option grant date unless such grantee elects to be taxed based on the fair market value of the Common Stock on the date of exercise by filing an election with the Internal Revenue Service within 30 days after the exercise date to recognize income on the exercise date (a "Section 83(b) Election"). A grantee's basis in the stock received is equal to such stock's fair market value on the date of exercise (or on the date six months after the option grant date, if later, in the case of a grantee who is a 16b-3(d)(3) Person and who makes no such
Section 83(b) Election). The Company is entitled to a deduction equal to the compensation taxable to the grantee.

If a grantee sells Common Stock acquired pursuant to the exercise of a non-qualified option, such grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and the grantee's basis in the stock. Capital gains are currently taxed at a maximum rate of 20% in the case of stock held for more than 12 months, and 39.6% in the case of stock held for not more than 12 months. The capital gain holding period will begin on the exercise date (in the case of a grantee who is a 16b-3(d)(3) Person and who does not make a Section 83(b) Election, or the later of the exercise date or the date six months after the option grant date). The Company is not entitled to any deduction with respect to any capital gain recognized by the grantee.

Capital losses on the sale of such stock may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

Incentive Options. An optionee does not recognize taxable income on the grant or exercise of an incentive option. However, the excess of the stock's fair market value on the exercise date (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) over the option exercise price will be included in the grantee's alternative minimum taxable income and thereby may subject the grantee to an alternative minimum tax. Such alternative minimum tax may be payable even though the grantee receives no cash upon the exercise of his or her incentive option with which to pay such tax. Upon the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive option (i) more than one year after the date of exercise, and (ii) more than two years after the grant date (the "Required Holding Periods"), the grantee recognizes capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an incentive option, or a disposition of stock received upon the exercise of an incentive option after the Required Holding Periods have been satisfied.

If a grantee disposes of the shares of Common Stock acquired pursuant to the exercise of an incentive option before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price of such shares and the lesser of (i) the fair market value of such shares upon the date of exercise (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) or (ii) the selling price, will constitute compensation taxable to the grantee as ordinary income. The Company is allowed a corresponding tax deduction equal to the amount of compensation taxable to the grantee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the option grant date, if later, in the case of a 16b-3(d)(3) Person), the excess will be taxable to the grantee as either a short- or long-term capital gain. The Company is not allowed a deduction with respect to any such capital gain recognized by the grantee.

Use of Shares to Pay Option Price. If a grantee delivers previously acquired shares of Common Stock, however acquired, in payment of all or any part of the exercise price of a non-qualified option, the grantee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired shares after their acquisition date. The grantee's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the grantee as ordinary income (reduced by any portion of the option price paid other than by delivering previously acquired shares). Such income is recognized and such fair market value is determined on the date of exercise, except in the case of 16b-3(d)(3) Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and such shares' holding period begins on the date on which the fair market value of such shares is determined.
The Company is entitled to a tax deduction equal to the compensation recognized by the grantee.

If a grantee delivers previously acquired Common Stock (other than stock acquired upon exercise of an incentive option and not held for the Required Holding Periods) in payment of all or part of the option price of an incentive option, the grantee will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired Common Stock after its acquisition date. The grantee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously acquired shares used to pay the exercise price, and such shares' holding period will begin on the date of exercise (with the possible exception of 16b-3(d)(3) Persons). Proposed regulations provide that when an incentive option is exercised using previously acquired stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

If a grantee pays the exercise price of an incentive option in whole or in part with previously acquired Common Stock that was acquired upon the exercise of an incentive option and that has not been held for the Required Holding Periods, the grantee will recognize ordinary income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The Company will be entitled to a corresponding deduction. The grantee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the grantee recognizes.

One Million Dollar Compensation Limit. If an employee's total compensation from the Company (including compensation related to options) exceeds $1 million in any given year, such compensation in excess of $1 million may not be tax deductible by the Company under Section 162(m) of the Code. Affected employees are generally the Company's Chief Executive Officer and the four other most highly compensated executive officers at the end of the Company's taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of
Section 162(m) of the Code. The Company intends that compensation realized upon the exercise of an option, SAR or other award granted under (i) the Incentive Plan, (ii) the Omnibus Equity Plan, (iii) the Directors Stock

Option Plan and (iv) the Designated Executive Plan be regarded as
"performance-based" under Section 162(m) of the Code and that such compensation be deductible without regard to the limits of Section 162(m) of the Code.

Approval Required

The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting is required for approval of the Incentive Plan. Approval of the Incentive Plan is required for grants of options and SARs made pursuant thereto to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Code.

            YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                            OF THE INCENTIVE PLAN

         DIRECTORS' COMPENSATION, COMMITTEES OF THE BOARD OF DIRECTORS
                            AND CERTAIN MEETINGS

The Company's Board of Directors held 14 meetings, one of which was outside Directors only, in fiscal 1998. Each member of the Board of Directors, including employees of the Company, received $1,000 for each Board meeting attended. During the year ended August 31, 1998, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he served.

The Company has an Executive Committee, an Audit Committee and a
Compensation Committee; it does not have a Nominating Committee.

The Executive Committee, which exercises, to the extent permitted by Florida law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III and W. Bernard Lester. The Executive Committee met 10 times during fiscal 1998. No compensation is paid for executive committee meetings.

The Audit Committee, which was composed of Lloyd G. Hendry, W. E. Blount, Jr., K. E. Hartsaw and Thomas E. Oakley, met once during the fiscal year. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company's independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, and to review the adequacy of the system of internal accounting controls, procedures and practices. Each outside director received $1,000 for the meeting of the committee.

The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The members of the Compensation Committee were Walker E. Blount, Jr., Lloyd G. Hendry, K. E. Hartsaw and Thomas E. Oakley. No compensation was paid for compensation committee meetings.

Compensation Committee Report

The Company's general compensation philosophy aims to provide base compensation comparable with similar Florida businesses, allowing the Company to attract and retain qualified employees. In addition, the Company provides incentive compensation through a bonus program which is dependent on the individual's performance and which will also vary with the Company's performance. Accordingly, while the executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry, actual compensation levels in any given year may be greater or less than average competitive levels in comparable companies, depending on the Company's overall performance for such year and on the specific individual's performance or contribution to the Company.

The Compensation Committee, comprised of all the independent directors on the Company's Board of Directors, reviews executive compensation and determines compensation levels which it then recommends to the Board of Directors. In determining the base compensation and any bonuses to be awarded to its executives, the Compensation Committee uses no set formula but rather evaluates a series of factors, including but not limited to
(i) industry performance for such year, (ii) the Company's performance as compared to others in the industry that year, (iii) The Company's performance for such year as compared to the Company's performance with the previous year, and (iv) the individual's performance or contributions for such year as compared with such individual's performance or contributions the previous year, if applicable. In addition, the Compensation Committee will, in its discretion, evaluate other external and internal factors affecting performance, including individual circumstances.

The Chief Executive Officer's compensation is established using the same criteria as set forth above generally for executive compensation. For fiscal 1998, Mr. Ben Hill Griffin, III's base salary was comparable to that of the previous year, with a bonus award reflecting the Company's performance vis a vis comparable businesses and Mr. Griffin's contribution to such performance.

Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the responsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 1998 no executive officers of the company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 1999. Therefore, the Compensation Committee has not taken any action to date to comply with this limit.
                                                     WALKER E. BLOUNT, JR.
                                                     LLOYD G. HENDRY
                                                     K. E. HARTSAW
                                                     THOMAS E. OAKLEY


                                EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash compensation exceeded $100,000:

                              SUMMARY COMPENSATION TABLE
                                      Annual Compensation      All Other
Name and Principal Position	Year   Salary (1)	  Bonus (2)	Compensation (3)

Ben Hill Griffin, III         1998  $169,000     $185,000      $ 45,703
Chairman and                  1997   156,000      125,000        48,240
Chief Executive Officer       1996   150,000       94,000        43,593

W. Bernard Lester             1998   157,000      170,000        57,090
President and                 1997   146,000      100,000        58,246
Chief Operating Officer       1996   140,000       75,000        54,987

All Executive Officers        1998   382,300      371,425       122,813
as a group (3)                1997   356,800      236,900       123,827
                              1996   343,600      180,250       115,801

(1)  Represents total cash compensation earned.
(2) Represents compensation for discretionary cash bonuses which are based on individual and company performance.
(3) Represents Company contributions to the Employees' Profit Sharing Plan, a nonqualified defined benefit retirement plan and Directors' Fees for Messrs. Griffin, III and Lester (1998 - $14,000 and $13,000, respectively; 1997 - $12,000 each and 1996 - $10,000 and $11,000, respectively).

Common Stock Performance

The following graph compares the value of $100 invested on September 1, 1993 in the Company's common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, two of which are based in Florida: Alexander and Baldwin Inc., Consolidated Tomoka Land Co., Orange-co, Inc. and Tejon Ranch Co. The total return includes the reinvestment of dividends. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph below:

                     1993    1994    1995    1996    1997     1998

      Alico, Inc.     100    92.17   96.89  113.93   132.72    99.87

      S&P 500 Index   100   105.47  128.09  152.08   213.90   231.21

      Peer Group      100   107.34  104.77  120.81   149.89   118.58


(1) Total return calculations for the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.
(2) Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor's Compustat Services, Inc.

Contingent Compensation

Pension and Profit Sharing

The Company operates a Profit Sharing Plan under Section 401(a) of the Internal Revenue Code (the "Plan"). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after three (3) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of 7 years service.

The Plan is fully funded by contributions by the Company, except for such contributions of employees electing to take advantage of the salary reduction feature (Section 401(k) Internal Revenue Code). Contributions by the Company are determined by its Board of Directors from time to time with allocations to employee accounts based on each participant's salary. The Plan also includes a voluntary employee contribution provision pursuant to
Section 401(k) of the Internal Revenue Code which allows employees to contribute up to 20% of their salary, or a maximum of $10,000. All 401(k) accounts are 100% vested.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 1998, the Company contributed a total of $296,368 to the Profit Sharing Plan.

Additional Plan

The Company has a nonqualified defined benefit retirement plan. The Plan covers officers of the Company, as well as certain management and key personnel. The Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Plan and the Company pays the remaining amount. The expense and monthly benefit amount are based on the participant's annual salary and age at the date of entry into the Plan.

Pension expense for the additional retirement benefits was approximately $345,000, $217,000 and $191,000 for the years ended August 31, 1998, 1997 and 1996, respectively.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Effective November 2, 1983, the Company entered into a continuing marketing contract covering the majority of its citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company's Chairman of the Board and Chief Executive Officer. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to August first preceding the next fruit season. Modifications to the terms of the contract are made upon the mutual agreement of both parties and can relate to numerous provisions of the contract including the quantity of fruit to be delivered and service fees to be collected by Ben Hill Griffin, Inc. Such modifications may be necessary depending on factors such as weather and general market conditions. During the year ended August 31, 1998 approximately 89 percent of the Company's crop was marketed under this contract. Under the terms of this contract, the Company's fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers, including Ben Hill Griffin, Inc., and the proceeds distributed on a pro rata basis as sales of the finished product are made by the buyer. The Company bears the costs of harvesting. The co-mingling of fruit with other growers permits Alico to participate in the negotiation of higher prices from buyers that would not likely be available if price negotiations were limited only to Alico's fruit. The marketing contract also permits Alico's fruit to be sold in either fresh or processed form, in whichever market will provide the highest return. Historically this contract has provided highly competitive returns. Ben Hill Griffin, Inc. receives a handling fee and a marketing fee out of the sales proceeds. The assistance provided for by the contract is considerable and reduces the number of staff which the Company would otherwise have to employ. Additionally, the Company may receive advances on sales which are then deducted from its share of the distributed proceeds. Substantially all of the 1998-99 citrus crop will be marketed under the terms of this contract; also, Ben Hill Griffin, Inc. provides harvesting services for citrus sold to unrelated processors. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $7,610,639 during the year ended August 31, 1998. In addition, Griffin was paid $758,370 for harvesting citrus sold to an unrelated processor. These charges are comparable to similar services available in the industry.

The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $4,650,867 during the year.

                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of KPMG Peat Marwick LLP, Certified Public Accountants, 111 North Orange Avenue, Orlando, Florida 32802, has served as the Company's independent certified public accountants since January 1, 1984. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the annual report to shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Upon the Audit Committee's recommendation, the Board of Directors' reaffirmed continuation of KPMG Peat Marwick LLP as auditors.



                              SHAREHOLDERS' PROPOSALS

Shareholders' proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention:
Corporate Secretary) by July 13, 1999 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 1999 annual meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

                                   OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

                                       By Order of the Board of Directors



                                               Beatrice W. Boyle
                                                   Secretary













                                      FORM 10-K

         A copy of the 1998 Annual Report on Form 10-K for the fiscal year ended August 31, 1998, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:
                                Alico, Inc.
                                Post Office Box 338
                                La Belle, Florida 33975






                                      APPENDIX A

                                      ALICO, INC.
                              1998 INCENTIVE EQUITY PLAN

                                       ARTICLE I
                                      DEFINITIONS

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) "Affiliate" shall mean any entity other than the Company and its Subsidiaries which the Board designates as an "Affiliate" for purposes of this Plan.

(b) "Agreement" shall mean an agreement between the company and a Participant pursuant to which the terms and conditions of any Options, SARs or Restricted Stock granted to such Participant are specified.

(c)  "Board" shall mean the Board of Directors of the Company.

(d) "Code" shall mean the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

(e) "Company" shall mean ALICO, INC., a Florida corporation, and any successor to it.

(f)  "Director" shall mean a member of the Board.

(g) "Employee" shall mean any employee of the Company or any Subsidiary of the Company, and any Director who also serves as an Officer and whose duties as such involve a significant time commitment beyond that associated with preparation for and attendance at meetings of the Board and committees thereof.

(h)  "Employer" shall mean the corporation that employs an Optionee.

(i)  "Fair Market Value" of the shares of Stock on any date shall mean:

     (i) the closing sales price, or in the absence thereof, the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

     (ii) if there is no price as specified in (i), the final reported sales price, or if not reported, in the following manner, the mean of the closing high bid and low asked prices, in the over-the-counter market for the shares as reported by The Nasdaq National Market or, if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

     (iii) if there also is no price as specified in (ii), the price determined by the Board by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Board shall determine to be appropriate for fairly determining current market value; or

     (iv) if there also is no price as specified in (iii), the amount determined in good faith by the Board based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

(j) "ISO" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

(k) "1934 Act" shall mean the Securities Exchange Act of 1934, as the same may be amended from time to time.

(l) "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

(m) "Option" shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VI hereof.

(n) "Optionee" shall mean a person to whom an Option has been granted hereunder.

(o) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

(p) "Parent" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the corporation with respect to which the determination is being made owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(q) "Participant" shall mean a person to whom an Option, SAR or Stock Appreciation Right has been granted hereunder.

(r) "Plan" shall mean the Alico, Inc., 1998 Incentive Equity Plan as set forth herein and as amended from time to time.

(s) "Purchasable," when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

(t) "Reload Option" shall mean an Option that is granted, without further action of the Board, (i) to an Optionee who surrenders or authorizes the withholding of shares of Stock in payment of amounts specified in paragraphs 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as is so paid,
(iii) as of the date of such payment and at an Option Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, subject to such contingencies, conditions or other terms as the Board shall specify at the time such exercised Option is granted.

(u) "Restriction Period" shall mean the period of time during which shares of Stock awarded to a Participant pursuant to Article VIII remain subject to the restrictions referred to in Section 8.2.

(v) "Restricted Stock" shall mean an award of shares of stock that is subject to restrictions under Article VIII.

(w)  "SAR" shall mean stock appreciation right.

(x) "Stock" shall mean the $1.00 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

(y) "Stock Appreciation Right" shall mean the rights granted under Article VII to surrender to the Company all or a portion of a stock appreciation right in exchange for a payment in cash or Stock.

(z) "Stock Option Agreement" shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

(aa) "Subsidiary" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                 ARTICLE II
                                  THE PLAN

2.l 	Name. This plan shall be known as the "Alico, Inc., 1998 Incentive
Equity Plan."

2.2 	Purpose. The purpose of the Plan is to advance the interests of the
Company, its stockholders, and any Subsidiary of the Company, by offering certain Participants an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options, Stock Appreciation Rights and/or Restricted Stock. These grants will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Participants will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth.

2.3 	Effective Date. The Plan shall become effective on the date of its adoption by the Board (the "Effective Date"). No Option, SAR or Restricted Stock granted under the Plan shall become exercisable or vested, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of common stock represented at a stockholders meeting at which a quorum is present and grants under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, Options, SARs and Restricted Stock may be granted under the Plan at any time after the Effective Date and before termination of the Plan.

2.4 	Termination Date. No further Options, SARs and/or Restricted Stock shall be granted hereunder on or after the date which is ten (10) years after the Effective Date, but all Options, SARs and/or Restricted Stock granted prior to that time shall remain in effect in accordance with their terms; provided, however, that the Plan shall terminate, and all Options, SARs and Restricted Stock theretofore granted shall become void and may not be exercised, on October 30, 1999 if the stockholders of the Company shall not by that date have approved the Plan's adoption.

                                  ARTICLE III
                                  ELIGIBILITY

The persons eligible to participate in this Plan shall consist only of those individuals, Board members and employees whose participation the Board determines is in the best interests of the Company.

                                  ARTICLE IV
                                ADMINISTRATION

4.1	Duties and Powers of the Board in Administering the Plan. The Plan
shall be administered by the Board. In administering the Plan, the Board's actions and determinations shall be binding on all interested parties. The Board shall have the power to grant Options, SARs and/or Restricted Stock in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Board shall have the discretion and authority to determine those individuals to whom Options, SARs and/or Restricted Stock will be granted and in the case of Options whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option, SAR or Restricted Stock, such other matters as are specified herein, and any other terms and conditions of the Agreement applicable thereto. To the extent not inconsistent with the provisions of the Plan, the Board shall have the authority to amend or modify an outstanding Agreement relative to an Option, SAR or Restricted Stock (having due regard for possible tax implications to the Company and the Participant of such amendment or modification), or to waive any provision thereof, provided that the Participant consents to such action.

4.2	Interpretation; Rules. Subject to the express provisions of the Plan, the Board also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options, SARs or Restricted Stock granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

4.3	No Liability. No member of the Board shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option, SAR or Restricted Stock granted hereunder.

4.4	Company Assistance. The Company shall supply full and timely information to the Board on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

5.1 	Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued and sold hereunder shall be 650,000 shares. Shares subject to an Option or issued pursuant to a Restricted Stock grant may be either authorized and unissued shares or shares issued and later acquired by the Company; provided, however, that shares of Stock with respect to which an Option has been exercised or Restricted Stock which has become vested shall not again be available for issuance hereunder. The shares covered by (i) any unexercised portion of an Option that has terminated for any reason, or (ii) any Restricted Stock which has been forfeited, may again be granted under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for grant hereunder.

5.2	Antidilution.

(a)	In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock:

	(i)	The aggregate number and kind of shares of Stock for which
Options, SARs and/or Restricted Stock may be granted hereunder shall be adjusted proportionately by the Board; and

	(ii)	The rights of Participants (concerning the number of shares
subject to Options and SARs and the Option Price) under outstanding Options and SARs shall be adjusted proportionately by the Board.

(b)	If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Board, in its discretion, may:

       (i) declare that all Options and SARs granted under the Plan shall become exercisable immediately and that all Restricted Stock shall become vested notwithstanding the provisions of the respective Agreements regarding exercisability or vesting, and that all such Options and SARs shall terminate 30 days after the Board gives written notice of the immediate right to exercise all such Options and SARs and of the decision to terminate all Options and SARs not exercised within such 30-day period; or

	(ii)	notify all Participants that all Options and SARs granted under the Plan and all Restricted Stock Agreements shall be assumed by the successor corporation or substituted with Options, SARs or Restricted Stock issued by such successor corporation.

(c)	If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall cause (i) every Option and SAR outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the stockholders, provided that the Board in its discretion may declare all Options and SARs granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Agreements regarding exercisability and (ii) every share of Restricted Stock to vest. The Board's actions under this provision and the Participant's exercise of Options and SAR's under this provision shall be subject, however, to the limitations set forth in Articles VI and Article VII hereof.

(d)	The adjustments described in paragraphs (a) through (c) of this
Section 5.2, and the manner of their application, shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                    ARTICLE VI
                                     OPTIONS

6.1	Types of Options Granted. Within the limitations provided herein,
Options may be granted to one Participant at one or several times or to different Participants at the same time or at different times, in either case under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Board deems relevant.

6.2	Option Grant and Agreement. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Board, and (b) by a written Stock Option Agreement executed by the Company and the Participant. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an ISO, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. Separate Stock Option Agreements shall be used for Options intended to be ISO's and those not so intended.

6.3	Optionee Limitations.
The Board shall not grant an ISO to any person who, at the time the ISO would be granted:

(a)	is not an Employee; or

(b)	owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted.
For the purpose of this paragraph (b), a person shall be considered to own
(i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein, and
iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

6.4	$100,000 Limitation. Except as provided below, the Board shall not grant an ISO to, or modify the exercise provisions of outstanding ISO's held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO's shall not preclude the Board from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section
6.4 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO's into account in the order in which they were granted.

6.5	Option Price. The Option Price under each Option shall be determined by the Board. However, the Option Price shall not be less than 50% of the Fair Market Value of the Stock, or in the case of an ISO less than the Fair Market Value of the Stock, in each case on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

6.6 	Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Board, but the Stock Option Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to a Participant who is also an Officer or Director shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of such Participant.

6.7	Option Exercise.

(a) 	Unless otherwise provided in the Stock Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Board shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

(b)	An Option shall be exercised by (i) delivery to the Treasurer of the
Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

(c)	The Option Price shall be paid in full upon the exercise of the
Option; provided, however, that the Board may provide in a Stock Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate option price).

(d)	In addition to and at the time of payment of the Option Price, the
Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Board any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise,may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Board may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

(e) 	The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to him upon the exercise of the Option.

6.8	Nontransferability of Option. No Option or any rights therein shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee (or by such Optionee's guardian or other legal representative, should one be appointed).

6.9	Termination of Employment. The Board shall have the power to specify, with respect to the Options granted to any particular Optionee, the effect upon such Optionee's right to exercise an Option of the termination of such Optionee's employment under various circumstances, including but not limited to the death or disability of the Optionee which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

6.10	Employment Rights. Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee or Board member. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person's employment at any time.

6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by a Participant to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such Participant the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 425(a).

                                   ARTICLE VII
                           STOCK APPRECIATION RIGHTS

7.1	Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Board at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by a Participant,in accordance with Section 7.2, by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Board for such purposes. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in a manner prescribed in Section
7.1. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

7.2	Terms and Conditions. Stock Appreciation Rights shall be
subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Board, including the following:

(i)	Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable, in accordance with the provisions of Article VI and Article VII of the Plan.

(ii)	Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock in the aggregate equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Board having the right to determine the form of payment.

(iii)	Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
Article VI of the Plan.

(iv)	Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article V of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock issued under the Stock Appreciation Right based on the value of the Stock Appreciation Right.

(v)	The Board may provide, at the time of grant, that such Stock
Appreciation Right can be exercised only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Board may specify at grant.

(vi)	The Board may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Board may specify at grant.

                                   ARTICLE VIII
                           AWARDS OF RESTRICTED STOCK

8.1	Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Board shall determine the Participants to whom, and the time or times at which, such grants will be made, the number of shares to be awarded, the price (if any) to be paid under Section 8.2(i) by the recipient of a Restricted Stock
Award, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

The Board may condition grants of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Board may determine.

The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

8.2	Restrictions and Conditions. Restricted Stock Awards shall be subject to the following restrictions and conditions:

(i)	The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

(ii)	Awards of Restricted Stock must be accepted within a period of 60 days
(or such shorter periods as the Board may specify at grant) after the award date, by executing a Restricted Stock Agreement and paying whatever price
(if any) is required under Section 8.2(i).

The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(iii)	Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Alico, Inc. 1998 Incentive Equity Plan and an Agreement entered into between the registered owner and Alico, Inc. Copies of such Plan and Agreement are on file in the offices of Alico, Inc., La Belle, Florida."

The Board may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(iv)	Subject to the provisions of this Plan and the applicable award agreement, during a period set by the Board commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan.

Based on service, performance and/or such other factors or criteria as the Board may determine, the Board may, however, at or after grant provide for the lapse of such restrictions in installments and/or may accelerate or waive such restrictions in whole or in part.

(v) Except as provided in this Section 8.2, unless otherwise determined by the Board the recipient shall have, with respect to the shares of Restricted Stock covered by any award, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends.

(vi)	Except as otherwise provided in this Section 8.2 and in the applicable award agreement, upon termination of a participant's employment with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period for a given award, all shares still subject to restriction shall be forfeited by the participant, provided, however, the Board may provide for waiver of the restrictions in the event of termination of employment due to death, disability or retirement.

(vii)	In the event of hardship or other special circumstances of a participant whose employment with the Company or any Subsidiary or Affiliate is involuntarily terminated, the Board may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Board may deem appropriate.

(viii) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

                                  ARTICLE IX
                         CONDITIONS TO ISSUING STOCK,
                         SAR OR RESTRICTED STOCK AWARD

The Company shall not be required to issue or deliver any Stock purchased
(i) pursuant to any Restricted Stock Award or (ii) upon the full or partial exercise of any Option or SAR granted hereunder prior to fulfillment of all of the following conditions:

(a)	The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b)	The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company's determination that an exemption is available from such registration or qualification;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

(d)	The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Participants shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                  ARTICLE X
              TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

The Board may at any time, (i) cause the Board to cease granting Options or Restricted Stock Awards, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the stockholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

(a)	Increase the number of shares of Stock subject to the Plan beyond the amount previously approved or ratified by the stockholders; or

(b)	Change or modify the class of persons that may participate in the
Plan.

No termination, amendment or modification of the Plan shall affect adversely the rights of a Participant under any outstanding Option, SAR or Restricted Stock Award without the consent of the Participant or his legal representative.

ARTICLE XI
MISCELLANEOUS

11.1	Replacement Grants. At the sole discretion of the Board, a Participant may be given an election to surrender an Option, SAR or Restricted Stock
Award in exchange for a new Option, SAR or Restricted Stock Award.

11.2	Forfeiture for Competition. If a Participant provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Participant while an Employee, then that Participant's rights under any Options, SARs or Restricted Stock Awards outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Board.

11.3	Plan Binding on Successors. The Plan shall be binding upon the successors of the Company.

11.4	Gender. Whenever used herein, the masculine pronoun shall include the feminine gender.

11.5	Headings No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.